Exhibit 1.01
COMMERCIAL VEHICLE GROUP, INC.
Conflicts Minerals Report
For the Year Ended December 31, 2015
Introduction
This Conflict Minerals Report on Form SD (“Form SD”) of Commercial Vehicle Group, Inc. (the “Company,” “we,” or “our”) for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to “conflict minerals” as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”). Conflict minerals include columbite-tantalite (tantalum), cassiterite (tin), wolframite (tungsten) and gold. The Rule imposes certain reporting obligations on SEC registrants whose products contain conflict minerals that are necessary to the functionality or production of their products (such minerals are referred to as “necessary conflict minerals”), excepting conflict minerals that, prior to January 31, 2013, were located “outside of the supply chain” (as defined in the Rule). For products which contain necessary conflict minerals, the registrant must conduct in good faith a reasonable country of origin inquiry designed to determine whether any of the conflict minerals originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively defined as the “Covered Countries”). If, based on such inquiry, the registrant knows or has reason to believe that any of the necessary conflict minerals contained in its products originated or may have originated in a Covered Country and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources, the registrant must conduct due diligence as a method to conclude if the necessary conflict minerals contained in those products did or did not directly or indirectly finance or benefit armed groups in the Covered Countries. Numerous terms in this Form SD are defined in the Rule and the reader is referred to that source and to SEC Release No. 34-67716 issued by the SEC on August 22, 2012 for such definitions.
Company Overview and Product Description
The Company (and its subsidiaries) is a leading supplier of a full range of cab related products and systems for the global commercial vehicle market, including the medium- and heavy-duty truck market, the medium- and heavy-construction vehicle market, and the military, bus, agriculture, specialty transportation, mining, industrial equipment and off-road recreational markets.
Our products include seats and seating systems; trim systems and components; cab structures, sleeper boxes, body panels and structural components; mirrors, wipers and controls; and electronic wire harness and panel assemblies specifically designed for applications in commercial vehicles. Some of these products contain conflict minerals that are necessary to their functionality or production.
Company’s Conflict Minerals Policy
Pursuant to our conflict minerals policy, we are committed to avoiding the use of conflict minerals in our products which directly or indirectly finance or benefit armed groups in the Covered Countries.
As part of our efforts to comply with the Rule, we must conduct due diligence inquiries of our supply chain in order to accurately report our compliance with the Rule. We expect our suppliers to respond to information requests from us regarding the uses and sources of conflict minerals in their products including information about minerals that are recycled or scrapped. In order to respond to our information requests, we expect our suppliers to perform due diligence on the source and chain of custody of their conflict minerals in accordance with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”).
The full text of our Conflict Minerals Policy is available under the “Investors” tab at http://ir.cvgrp.com. The content of any website referred to in this Form SD is included for general information only and unless otherwise indicated is not incorporated by reference in this Form SD.

Conflict Minerals Disclosure
We have concluded in good faith that during 2015:

a)	We have manufactured or contracted to manufacture products of which conflict minerals are necessary to the functionality or production of our products, and

b)
Based on a reasonable country of origin inquiry (described below), we have reason to believe that certain of our necessary conflict minerals may have originated in the Covered Countries and we have reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources.

Description of Reasonable Country of Origin Inquiry (“RCOI”) Efforts
Below is a description of our efforts to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries.
As part of our RCOI efforts, we exercised due diligence in accordance with the OECD framework on the source and chain of custody of the conflict minerals to identify all suppliers (other than suppliers whose service or products were not necessary to the functionality or production of our products).
Upon creating a master list of suppliers that met the requirements set forth above, we determined that we had 1,760 in-scope suppliers (the “Targeted Supplier Group”). We requested each supplier in the Targeted Supplier Group to complete a Conflict Minerals Reporting Template (“CMRT”). The CMRT is an initiative of EICC and GeSI. Out of our Targeted Supplier Group, 50% responded using the CMRT, with an insignificant number of our Targeted Supplier Group responding with completed Electronic Industry Citizenship Coalition, Incorporated and Global e-Sustainability Initiative Form (“GeSI Forms”) or other written correspondence. A significant number of our Targeted Supplier Group did not respond to five or more requests for information. In the aggregate, we received responses in the form of completed CMRT Forms, GeSI Forms or written correspondence from 71% of our Targeted Supplier Group.
The Process of Distribution, Collection and Review of Completed CMRT Forms from the Targeted Supplier Group
1.    The CMRT Forms were distributed via iPoint and/or email. We used iPoint as a tool to manage the distribution and collection of CMRT Forms because iPoint is generally known in our industry as a very reliable tool to manage, track and report data across the supply chain.
2.     We requested the return of the completed CMRT Forms via iPoint or our designated conflict mineral email inbox.
3.    Once the CMRT Forms were returned, we reviewed them for completeness. Our review for completeness included validating that all required fields were completed according to the instructions found on the CMRT instructions tab.
4.    If any required fields were not completed, the supplier was contacted for updated information or if known the information was added to the CMRT Form.

The Process of Collection and Review of Information from out Targeted Supplier Group that did not complete CMRT Forms
As disclosed above, we received responses from certain of our Targeted Supplier Group in the form of completed GeSI Forms or other written correspondence. If the responses received via a GeSI Form or other written correspondence did not provide the required information, we communicated with such responders to obtain the required information.

Additional Source and Chain of Custody Due Diligence
Approximately 15% of respondents from our Targeted Supplier Group indicated that 1 or more of their conflict minerals either originated in the Covered Countries or they were uncertain as to whether their conflict minerals originated in the Covered Countries. We have communicated our conflict minerals policy to suppliers in our Targeted Supplier Group, and we have informed them that we are committed to avoiding the use of conflict minerals in our products which directly or indirectly finance or benefit armed groups in the Covered Countries.
Risk Mitigation Strategies and Steps to Improve Due Diligence in the Future

In subsequent compliance periods, we intend to continue to improve the collection of due diligence data in order to continue mitigating the risk that necessary conflict minerals directly or indirectly finance or benefit armed groups in the Covered Countries. In doing so, we intend to take the following steps, among others:

•	Continue to engage our Targeted Supplier Group to increase our response rate for CMRT Forms, and ensure the CMRT Forms we receive are fully completed; and

•
Continue to identify process improvements for the next reporting period by benchmarking relevant information, remaining current on guidance from the SEC, and incorporating best practices for good faith RCOI and related due diligence.

Smelters and Refiners
The completed CMRT Forms and GeSI Forms included information about smelters and refiners, if any, used by our Targeted Supplier Group. Such smelters and refiners were then reviewed against the conflict free smelter list located on the conflict free sourcing initiatives, (“CFSI”), website. Not all of the smelters and refiners from which our suppliers sourced conflict minerals were CFSI complaint.
We do not have direct smelter relationships. As such, we had limitations in obtaining information independently. CFSI, the primary industry scheme currently in place for identifying and auditing smelters and refiners, utilizes a third party auditor to assess the due diligence information consistent with the OECD Guidance including transportation and transit routes as well as mine origin to determine whether the smelter minerals are conflict free. Although the CFSI does not provide information on transit and transportation routes used between the mine and the smelter, it does review this type of information covered by the in-region sourcing scheme as part of the third party audit of smelters due diligence practices for sourcing. We relied on information from CFSI and third party audits to assess smelters’ due diligence practices in accordance with the OECD Guidance. This is aligned with the recommendation contained in the OECD Guidance, which allows for the review of the information on country of mineral origin, transit and transportation routes and smelters and refiners through collective efforts.
Below is a List of Smelters and Refiners provided by our Targeted Supplier Group that have been identified as Active and Compliant with the Conflict-Free Smelter Program Assessment Protocols Maintained by CFSI and posted on the CFSI website as of May 26, 2016.

Metal	Smelter ID	Standard Smelter Name	Company State/Province/Region	Country Location	CFSI Status
Gold	CID000015	Advanced Chemical Company	Warwick, Rhode Island	UNITED STATES	Active
Gold	CID000019	Aida Chemical Industries Co., Ltd.	Fuchu, Tokyo	JAPAN	Compliant
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Pforzheim, Baden-Württemberg	GERMANY	Compliant
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk, Tashkent Province	UZBEKISTAN	Active
Gold	CID000058	AngloGold Ashanti Córrego do Sítio Mineração	Nova Lima, Minas Gerais	BRAZIL	Compliant
Gold	CID000077	Argor-Heraeus S.A.	Mendrisio, Ticino	SWITZERLAND	Compliant
Gold	CID000082	Asahi Pretec Corp.	Kobe, Hyogo, Japan	JAPAN	Compliant
Gold	CID000090	Asaka Riken Co., Ltd.	Tamura, Fukushima	JAPAN	Compliant
Gold	CID000113	Aurubis AG	Hamburg, Hamburg State	GERMANY	Compliant
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Quezon City, Manila	PHILIPPINES	Compliant
Gold	CID000157	Boliden AB	Skelleftehamn, Västerbotten	SWEDEN	Compliant
Gold	CID000176	C. Hafner GmbH + Co. KG	Pforzheim, Baden-Württemberg	GERMANY	Compliant
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	Montréal, Quebec	CANADA	Compliant
Gold	CID000189	Cendres + Métaux S.A.	Biel-Bienne, Bern	SWITZERLAND	Active
Gold	CID000233	Chimet S.p.A.	Arezzo, Tuscany	ITALY	Compliant
Gold	CID000328	Daejin Indus Co., Ltd.	Namdong, Incheon	KOREA, REPUBLIC OF	Active
Gold	CID000359	DSC (Do Sung Corporation)	Gimpo, Gyeonggi	KOREA, REPUBLIC OF	Active
Gold	CID000362	DODUCO GmbH	Pforzheim, Baden-Württemberg	GERMANY	Compliant
Gold	CID000401	Dowa	Kosaka, Akita	JAPAN	Compliant
Gold	CID000425	Eco-System Recycling Co., Ltd.	Honjo, Saitama, Japan	JAPAN	Compliant
Gold	CID000493	OJSC Novosibirsk Refinery	Novosibirsk, Novosibirsk Province	RUSSIAN FEDERATION	Compliant
Gold	CID000694	Heimerle + Meule GmbH	Pforzheim, Baden-Württemberg	GERMANY	Compliant
Gold	CID000707	Heraeus Ltd. Hong Kong	Fanling, Hong Kong	CHINA	Compliant
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	Hanau, Hesse	GERMANY	Compliant
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Hohhot, Inner Mongolia	CHINA	Compliant
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	Soka, Saitama	JAPAN	Compliant
Gold	CID000814	Istanbul Gold Refinery	Kuyumcukent, Istanbul	TURKEY	Compliant
Gold	CID000823	Japan Mint	Osaka, Kansai	JAPAN	Compliant
Gold	CID000855	Jiangxi Copper Co., Ltd.	Guixi City, Jiangxi	CHINA	Compliant
Gold	CID000920	Asahi Refining USA Inc.	Salt Lake City, Utah	UNITED STATES	Compliant
Gold	CID000924	Asahi Refining Canada Ltd.	Brampton, Ontario	CANADA	Compliant

Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Verkhnyaya Pyshma, Sverdlovsk	RUSSIAN FEDERATION	Compliant
Gold	CID000929	JSC Uralelectromed	Verkhnyaya Pyshma, Sverdlovsk	RUSSIAN FEDERATION	Compliant
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Ōita, Ōita	JAPAN	Compliant
Gold	CID000957	Kazzinc	East Kazakhstan	KAZAKHSTAN	Compliant
Gold	CID000969	Kennecott Utah Copper LLC	Magna, Utah	UNITED STATES	Compliant
Gold	CID000981	Kojima Chemicals Co., Ltd.	Sayama, Saitama, Japan	JAPAN	Compliant
Gold	CID001078	LS-NIKKO Copper Inc.	Onsan-eup, Ulsan	KOREA, REPUBLIC OF	Compliant
Gold	CID001113	Materion	Buffalo, New York	UNITED STATES	Compliant
Gold	CID001119	Matsuda Sangyo Co., Ltd.	Iruma, Saitama	JAPAN	Compliant
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	Suzhou Industrial Park, Jiangsu	CHINA	Active
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	Kwai Chung, Hong Kong	CHINA	Compliant
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Tuas Tech Park, Tuas, Singapore	SINGAPORE	Compliant
Gold	CID001153	Metalor Technologies S.A.	Marin, Neuchâtel	SWITZERLAND	Compliant
Gold	CID001157	Metalor USA Refining Corporation	North Attleboro, Massachusetts	UNITED STATES	Compliant
Gold	CID001161	Metalúrgica Met-Mex Peñoles S.A. De C.V.	Torreon, Coahuila	MEXICO	Compliant
Gold	CID001188	Mitsubishi Materials Corporation	Naoshima, Kagawa	JAPAN	Compliant
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Takehara, Hiroshima	JAPAN	Compliant
Gold	CID001204	Moscow Special Alloys Processing Plant	Obrucheva, Moscow Region	RUSSIAN FEDERATION	Compliant
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Bahçelievler, Istanbul	TURKEY	Compliant
Gold	CID001236	Navoi Mining and Metallurgical Combinat	Navoi, Navoi Province	UZBEKISTAN	Active
Gold	CID001259	Nihon Material Co., Ltd.	Noda, Chiba	JAPAN	Compliant
Gold	CID001322	Elemetal Refining, LLC	Jackson, Ohio	UNITED STATES	Compliant
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	Nara-shi, Nara	JAPAN	Compliant
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Krasnoyarsk, Krasnoyarsk Krai	RUSSIAN FEDERATION	Compliant
Gold	CID001352	PAMP S.A.	Castel San Pietro, Ticino	SWITZERLAND	Compliant
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	Kasimov, Ryazan	RUSSIAN FEDERATION	Compliant
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Jakarta, Java	INDONESIA	Compliant
Gold	CID001498	PX Précinox S.A.	La Chaux-de-Fonds, Neuchâtel	SWITZERLAND	Compliant
Gold	CID001512	Rand Refinery (Pty) Ltd.	Germiston, Gauteng	SOUTH AFRICA	Compliant
Gold	CID001534	Royal Canadian Mint	Ottawa, Ontario	CANADA	Compliant
Gold	CID001555	Samduck Precious Metals	Namdong, Incheon	KOREA, REPUBLIC OF	Active

Gold	CID001573	Schone Edelmetaal B.V.	Amsterdam, North Holland	NETHERLANDS	Compliant
Gold	CID001585	SEMPSA Joyería Platería S.A.	Madrid, Community of Madrid	SPAIN	Compliant
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Zhaoyuan, Shandong	CHINA	Compliant
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Chengdu, Sichuan	CHINA	Compliant
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Shyolkovo, Moscow Region	RUSSIAN FEDERATION	Compliant
Gold	CID001761	Solar Applied Materials Technology Corp.	Tainan City, Taiwan	TAIWAN	Compliant
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Saijo, Wehime	JAPAN	Compliant
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	Hiratsuka, Kanagawa	JAPAN	Compliant
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	Laizhou, Yantai, Shandong	CHINA	Compliant
Gold	CID001938	Tokuriki Honten Co., Ltd.	Kuki, Saitama	JAPAN	Compliant
Gold	CID001955	Torecom	Asan, Chungcheong	KOREA, REPUBLIC OF	Active
Gold	CID001977	Umicore Brasil Ltda.	Guarulhos, São Paulo	BRAZIL	Compliant
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	Hoboken, Antwerp	BELGIUM	Compliant
Gold	CID001993	United Precious Metal Refining, Inc.	Alden, New York	UNITED STATES	Compliant
Gold	CID002003	Valcambi S.A.	Balerna, Ticino	SWITZERLAND	Compliant
Gold	CID002030	Western Australian Mint trading as The Perth Mint	Newburn, Western Australia	AUSTRALIA	Compliant
Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	Osaka, Kansai	JAPAN	Compliant
Gold	CID002129	Yokohama Metal Co., Ltd.	Sagamihara, Kanagawa	JAPAN	Compliant
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Sanmenxia, Henan	CHINA	Compliant
Gold	CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	Shanghang, Fujian	CHINA	Compliant
Gold	CID002314	Umicore Precious Metals Thailand	Dokmai, Pravet	THAILAND	Compliant
Gold	CID002355	Faggi Enrico S.p.A.	Sesto Fiorentino, Florence	ITALY	Active
Gold	CID002459	Geib Refining Corporation	Warwick, Rhode Island	UNITED STATES	Active
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	Mewat, Haryana	INDIA	Compliant
Gold	CID002510	Republic Metals Corporation	Miami, Florida	UNITED STATES	Compliant
Gold	CID002511	KGHM Polska Miedź Spółka Akcyjna	Lubin, Lower Silesian Voivodeship	POLAND	Active
Gold	CID002516	Singway Technology Co., Ltd.	Dayuan, Taoyuan	TAIWAN	Compliant
Gold	CID002561	Emirates Gold DMCC	Dubai	UNITED ARAB EMIRATES	Compliant
Gold	CID002580	T.C.A S.p.A	Capolona, Tuscany	ITALY	Compliant

Gold	CID002605	Korea Zinc Co., Ltd.	Gangnam, Seoul	KOREA, REPUBLIC OF	Active
Gold	CID002777	SAXONIA Edelmetalle GmbH	Halsbruke, Saxony	GERMANY	Active
Gold	CID002778	WIELAND Edelmetalle GmbH	Pforzeim, Baden-Wurttemberg	GERMANY	Active
Gold	CID002779	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Vienna, Vienna	AUSTRIA	Compliant
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	Changsha, Hunan	CHINA	Compliant
Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	Conghua, Guangdong	CHINA	Compliant
Tantalum	CID000410	Duoluoshan	Sihui City, Guangdong	CHINA	Compliant
Tantalum	CID000456	Exotech Inc.	Pompano Beach, Florida	UNITED STATES	Compliant
Tantalum	CID000460	F&X Electro-Materials Ltd.	Jiangmen, Guangdong	CHINA	Compliant
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	Yingde, Guangdong	CHINA	Compliant
Tantalum	CID000731	Hi-Temp Specialty Metals, Inc.	Yaphank, New York	UNITED STATES	Compliant
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Jiujiang, Jiangxi	CHINA	Compliant
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	Jiujiang, Jiangxi	CHINA	Compliant
Tantalum	CID000973	King-Tan Tantalum Industry Ltd.	Yifeng, Jiangxi	CHINA	Compliant
Tantalum	CID001076	LSM Brasil S.A.	São João del Rei, Minas Gerais	BRAZIL	Compliant
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	District Raigad, Maharashtra	INDIA	Compliant
Tantalum	CID001175	Mineração Taboca S.A.	Presidente Figueiredo, Amazonas	BRAZIL	Compliant
Tantalum	CID001192	Mitsui Mining & Smelting	Omuta, Fukuoka	JAPAN	Compliant
Tantalum	CID001200	Molycorp Silmet A.S.	Sillamäe, Ida-Virumaa	ESTONIA	Compliant
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Shizuishan City, Ningxia	CHINA	Compliant
Tantalum	CID001508	QuantumClean	Fremont, California	UNITED STATES	Compliant
Tantalum	CID001522	RFH Tantalum Smeltry Co., Ltd.	Zhuzhou, Hunan	CHINA	Compliant
Tantalum	CID001769	Solikamsk Magnesium Works OAO	Solikamsk, Perm Krai	RUSSIAN FEDERATION	Compliant
Tantalum	CID001869	Taki Chemicals	Harima, Hyogo	JAPAN	Compliant
Tantalum	CID001891	Telex Metals	Croydon, Pennsylvania	UNITED STATES	Compliant
Tantalum	CID001969	Ulba Metallurgical Plant JSC	Ust-Kamenogorsk, East Kazakhstan	KAZAKHSTAN	Compliant
Tantalum	CID002232	Zhuzhou Cemented Carbide	Zhuzhou, Hunan	CHINA	Compliant
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun, Jiangxi	CHINA	Compliant
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang, Hunan	CHINA	Compliant
Tantalum	CID002504	D Block Metals, LLC	Gastonia, North Carolina	UNITED STATES	Compliant
Tantalum	CID002505	FIR Metals & Resource Ltd.	Zhuzhou, Hunan	CHINA	Compliant

Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang, Jiangxi	CHINA	Compliant
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	YunFu City, Guangdong	CHINA	Compliant
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Fengxin, Jiangxi	CHINA	Compliant
Tantalum	CID002539	KEMET Blue Metals	Matamoros, Tamaulipas	MEXICO	Compliant
Tantalum	CID002540	Plansee SE Liezen	Liezen, Styria	AUSTRIA	Compliant
Tantalum	CID002544	H.C. Starck Co., Ltd.	Map Ta Phut, Rayong	THAILAND	Compliant
Tantalum	CID002545	H.C. Starck GmbH Goslar	Goslar, Lower Saxony	GERMANY	Compliant
Tantalum	CID002546	H.C. Starck GmbH Laufenburg	Laufenburg, Baden-Württemberg	GERMANY	Compliant
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	Hermsdorf, Thuringia	GERMANY	Compliant
Tantalum	CID002548	H.C. Starck Inc.	Newton, Massachusetts	UNITED STATES	Compliant
Tantalum	CID002549	H.C. Starck Ltd.	Mito, Ibaraki	JAPAN	Compliant
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	Laufenburg, Baden-Württemberg	GERMANY	Compliant
Tantalum	CID002556	Plansee SE Reutte	Reutte, Tyrol	AUSTRIA	Compliant
Tantalum	CID002557	Global Advanced Metals Boyertown	Boyertown, Pennsylvania	UNITED STATES	Compliant
Tantalum	CID002558	Global Advanced Metals Aizu	Aizuwakamatsu, Fukushima	JAPAN	Compliant
Tantalum	CID002568	KEMET Blue Powder	Mound House, Nevada	UNITED STATES	Compliant
Tantalum	CID002571	Tranzact, Inc.	Lancaster, Pennsylvania	UNITED STATES	Compliant
Tantalum	CID002590	E.S.R. Electronics	Houston, Texas	UNITED STATES	Active
Tantalum	CID002707	Resind Indústria e Comércio Ltda.	São João del Rei, Minas gerais	BRAZIL	Compliant
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	Yi Chun City, Jiangxi	CHINA	Compliant
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	----	CHINA	Active
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	Yichun, Jiangxi	CHINA	Compliant
Tin	CID000292	Alpha	Altoona, Pennsylvania	UNITED STATES	Compliant
Tin	CID000295	Cooperativa Metalurgica de Rondônia Ltda.	Ariquemes, Rondonia	BRAZIL	Compliant
Tin	CID000306	CV Gita Pesona	Sungailiat, Bangka	INDONESIA	Compliant
Tin	CID000307	PT Justindo	Kabupaten, Bangka	INDONESIA	Compliant
Tin	CID000309	PT Aries Kencana Sejahtera	Pemali, Bangka	INDONESIA	Compliant
Tin	CID000313	CV Serumpun Sebalai	Pangkalan, Bangka	INDONESIA	Compliant
Tin	CID000315	CV United Smelting	Pangkal Pinang, Bangka	INDONESIA	Compliant
Tin	CID000402	Dowa	Kosaka, Akita	JAPAN	Compliant
Tin	CID000438	EM Vinto	Oruro, Cercado	BOLIVIA	Compliant
Tin	CID000468	Fenix Metals	Chmielów	POLAND	Compliant
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Geiju, Yunnan	CHINA	Compliant
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	Putuo District, Shanghai	CHINA	Active
Tin	CID001070	China Tin Group Co., Ltd.	Laibin, Guangxi	CHINA	Compliant
Tin	CID001105	Malaysia Smelting Corporation (MSC)	Butterworth, Penang	MALAYSIA	Compliant

Tin	CID001142	Metallic Resources, Inc.	Twinsburg, Ohio	UNITED STATES	Compliant
Tin	CID001173	Mineração Taboca S.A.	Bairro Guarapiranga, Pirapora do Bom Jesus City, São Paulo	BRAZIL	Compliant
Tin	CID001182	Minsur	Paracas, Ica	PERU	Compliant
Tin	CID001191	Mitsubishi Materials Corporation	Asago, Hyogo	JAPAN	Compliant
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Sriracha, Chonburi	THAILAND	Compliant
Tin	CID001337	Operaciones Metalurgical S.A.	Oruro, Cercado	BOLIVIA	Compliant
Tin	CID001399	PT Artha Cipta Langgeng	Sungailiat, Bangka	INDONESIA	Compliant
Tin	CID001402	PT Babel Inti Perkasa	Lintang, Bangka	INDONESIA	Compliant
Tin	CID001419	PT Bangka Tin Industry	Sungailiat, Bangka	INDONESIA	Compliant
Tin	CID001421	PT Belitung Industri Sejahtera	West Belitung, Bangka	INDONESIA	Compliant
Tin	CID001424	PT BilliTin Makmur Lestari	Sungailiat, Bangka	INDONESIA	Compliant
Tin	CID001428	PT Bukit Timah	Pangkal Pinang, Bangka	INDONESIA	Compliant
Tin	CID001434	PT DS Jaya Abadi	Pangkal Pinang, Bangka	INDONESIA	Compliant
Tin	CID001438	PT Eunindo Usaha Mandiri	Karimun, Kepulauan Riau	INDONESIA	Compliant
Tin	CID001448	PT Karimun Mining	Karimun, Kepulauan Riau	INDONESIA	Active
Tin	CID001453	PT Mitra Stania Prima	Sungailiat, Bangka	INDONESIA	Compliant
Tin	CID001457	PT Panca Mega Persada	Sungailiat, Bangka	INDONESIA	Compliant
Tin	CID001458	PT Prima Timah Utama	Kepulauan Bangka Belitung	INDONESIA	Compliant
Tin	CID001460	PT Refined Bangka Tin	Sungailiat, Bangka	INDONESIA	Compliant
Tin	CID001463	PT Sariwiguna Binasentosa	Pangkal Pinang, Bangka	INDONESIA	Compliant
Tin	CID001468	PT Stanindo Inti Perkasa	Pangkal Pinang, Bangka	INDONESIA	Compliant
Tin	CID001471	PT Sumber Jaya Indah	Pangkal Pinang, Bangka	INDONESIA	Compliant
Tin	CID001477	PT Timah (Persero) Tbk Kundur	Kundur, Riau Islands	INDONESIA	Compliant
Tin	CID001482	PT Timah (Persero) Tbk Mentok	Mentok, Bangka	INDONESIA	Compliant
Tin	CID001490	PT Tinindo Inter Nusa	Pangkal Pinang, Bangka	INDONESIA	Compliant
Tin	CID001493	PT Tommy Utama	Gantung, Bangka, Indonesia	INDONESIA	Compliant
Tin	CID001539	Rui Da Hung	Longtan Shiang Taoyuang, Taiwan	TAIWAN	Compliant
Tin	CID001758	Soft Metais Ltda.	Bebedouro, São Paulo	BRAZIL	Compliant
Tin	CID001898	Thaisarco	Amphur Muang, Phuket	THAILAND	Compliant
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Geiju, Yunnan	CHINA	Active
Tin	CID002015	VQB Mineral and Trading Group JSC	Thanh Xuan, Hanoi	VIET NAM	Compliant
Tin	CID002036	White Solder Metalurgia e Mineração Ltda.	Ariquemes, Rondonia	BRAZIL	Compliant
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Geiju, Yunnan	CHINA	Active
Tin	CID002180	Yunnan Tin Company Limited	Geiju, Yunnan	CHINA	Compliant
Tin	CID002455	CV Venus Inti Perkasa	Pangkal Pinang, Bangka	INDONESIA	Compliant
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	São João del Rei, Minas Gerais	BRAZIL	Compliant

Tin	CID002479	PT Wahana Perkit Jaya	Topang Island, Riau Province	INDONESIA	Compliant
Tin	CID002500	Melt Metais e Ligas S.A.	Ariquemes, Rondonia	BRAZIL	Compliant
Tin	CID002503	PT ATD Makmur Mandiri Jaya	Sungailiat, Bangka	INDONESIA	Compliant
Tin	CID002507	Phoenix Metal Ltd.	Jabana, Gasabo, Kigali	RWANDA	Active
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Cavite Economic Zone, Rosario Cavite	PHILIPPINES	Compliant
Tin	CID002530	PT Inti Stania Prima	Sungailiat, Bangka	INDONESIA	Compliant
Tin	CID002570	CV Ayi Jaya	Sungailiat, Bangka	INDONESIA	Compliant
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tinh Tuc, Nguyen Binh, Cao Bang	VIET NAM	Active
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Quy Hop, Quy Hop, Nghe An	VIET NAM	Active
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tan Quang, Tuyen Quang, Tuyen Quang	VIET NAM	Active
Tin	CID002592	CV Dua Sekawan	----	INDONESIA	Active
Tin	CID002593	CV Tiga Sekawan	Pangkal Pinang, Bangka	INDONESIA	Active
Tin	CID002696	PT Cipta Persada Mulia	Lingga, Riau	INDONESIA	Compliant
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	Quy Hop, Nghe An	VIET NAM	Active
Tin	CID002706	Resind Indústria e Comércio Ltda.	São João del Rei, Minas gerais	BRAZIL	Compliant
Tin	CID002773	Metallo-Chimique N.V.	Beerse, Antwerp	BELGIUM	Compliant
Tin	CID002774	Elmet S.L.U.	Berango, Vizcaya	SPAIN	Compliant
Tin	CID002776	PT Bangka Prima Tin	Kapubaten, Bangka	INDONESIA	Compliant
Tin	CID002816	PT Sukses Inti Makmur	Kecamatan Badau, Kapubaten Belitung, Indonesia	INDONESIA	Compliant
Tin	CID002825	An Thai Minerals Co., Ltd.	Quy Hop, Nghe An	VIET NAM	Active
Tin	CID002829	PT Kijang Jaya Mandiri	Sungailiat, Bangka	INDONESIA	Active
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	Ganzhou, Jiangxi	CHINA	Active
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	Jijie, Gejiu	CHINA	Active
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	Guanyang, Guangxi	CHINA	Active
Tin	CID002859	Gejiu Jinye Mineral Company	Gejiu, Yunnan	CHINA	Active
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	Toyama City, Toyama	JAPAN	Compliant
Tungsten	CID000105	Kennametal Huntsville	Huntsville, Alabama	UNITED STATES	Compliant
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Chaozhou, Guangdong	CHINA	Compliant
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Ganzhou, Jiangxi	CHINA	Compliant
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	Yanshi, Longyan, Fujian	CHINA	Compliant
Tungsten	CID000568	Global Tungsten & Powders Corp.	Towanda, Pennsylvania	UNITED STATES	Compliant

Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	Yuanling, Hunan	CHINA	Compliant
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hengyang, Hunan	CHINA	Compliant
Tungsten	CID000825	Japan New Metals Co., Ltd.	Akita City, Akita	JAPAN	Compliant
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou, Jiangxi	CHINA	Compliant
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	TayNinh Province, Vietnam	VIET NAM	Compliant
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	Halong City, Quang Ninh	VIET NAM	Compliant
Tungsten	CID002044	Wolfram Bergbau und Hütten AG	St. Martin i-S, Styria	AUSTRIA	Compliant
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	Haicang, Fujian	CHINA	Compliant
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Shaoguan, Guangdong	CHINA	Compliant
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou, Jiangxi	CHINA	Compliant
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	Nanfeng Xiaozhai, Yunnan	CHINA	Compliant
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen, Fujian	CHINA	Compliant
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Xiushui, Jiangxi	CHINA	Compliant
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou, Jiangxi	CHINA	Compliant
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	Vinh Bao District, Hai Phong	VIET NAM	Compliant
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou, Hunan	CHINA	Compliant
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	Xiushui, Jiangxi	CHINA	Compliant
Tungsten	CID002536	Ganzhou Yatai Tungsten Co., Ltd.	Ganzhou, Jiangxi	CHINA	Compliant
Tungsten	CID002541	H.C. Starck GmbH	Goslar, Lower Saxony	GERMANY	Compliant
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	Laufenburg, Baden-Württemberg	GERMANY	Compliant
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Dai Tu, Thai Nguyen	VIET NAM	Compliant
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Hengyang, Hunan	CHINA	Compliant
Tungsten	CID002589	Niagara Refining LLC	Depew, New York	UNITED STATES	Compliant
Tungsten	CID002649	Hydrometallurg, JSC	Nalchik, Kabardino-Balkar Republic	RUSSIAN FEDERATION	Compliant
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	----	PHILIPPINES	Compliant